POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Donna M.
Dever, C. Stephens Vondercrone, Beth C. Sheligo,
Christopher P. Barr, and Candace J. Shustack, or either of them signing singly, and with full power of substitution, the undersigneds true and lawful attorney in fact to:

(1) prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the U.S.
Securities and Exchange Commission (the SEC) a Form
ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in
the undersigneds capacity as  an officer and/or
director of Harleysville Group Inc. (the Company),
Forms 3, 4, and 5   in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and   on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever
in connection with the foregoing which, in the
opinion of such attorney in  fact, may be of benefit
to, in the best interest of, or legally required
by, the undersigned, it being understood that the
documents executed by such attorney in fact   on
behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

The undersigned hereby grants to each such attorney
in fact full power and authority to  do and perform
any and every act and thing whatsoever requisite,
necessary, or proper    to be done in the exercise
of any of the  rights and powers herein granted, as
fully to all intents and purposes as the undersigned
might or could do if personally present, with full
power of substitution or revocation, hereby ratifying
and confirming all that such attorney in fact, or
such attorney in facts substitute or substitutes,
shall lawfully do  or cause to be done by virtue of
this power   of attorney and the rights and powers
herein granted.   The undersigned acknowledges
that the foregoing attorneys in fact, in serving
in such capacity at the request of the undersigned,
are not assuming, nor is the Company assuming, any
of the undersigneds responsibilities to comply
with Section 16    of the Securities Exchange Act
of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of August, 2004.

                       /s/ G. Lawrence Buhl
                      _____________________
                        G. Lawrence Buhl